Exhibit 99.1

FirstEnergy Corp.	For Release: October 29, 2024
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Gina Caskey
(330) 384-5247	(330) 761-4185

FirstEnergy Announces Third Quarter 2024 Financial Results

Reports third quarter 2024 GAAP earnings from continuing operations of $0.73 per share and operating (non-GAAP) earnings of $0.85 per share, within guidance range

Narrows full-year 2024 operating (non-GAAP) earnings guidance to $2.61 to $2.71 per share

Increases 2024 capital investment plan from $4.3 billion to $4.6 billion, an increase of approximately 7%, and 24% higher than 2023

Affirms targeted 6-8% long-term annual operating earnings growth

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today reported third quarter 2024 GAAP earnings from continuing operations of $419 million, or $0.73 per basic and diluted share, on revenue of $3.7 billion. This compares to third quarter 2023 GAAP earnings from continuing operations of $421 million, or $0.74 per basic share ($0.73 diluted), on revenue of $3.5 billion. GAAP results for both periods include the impact of special items listed below.

Operating (non-GAAP) earnings for the third quarter of 2024 were $0.85 per share, within the company’s guidance range. In the third quarter of 2023, operating (non-GAAP) earnings were $0.88 per share.

“Our financial results point to the strength of our regulated investment strategies and a culture of resiliency, financial discipline and continuous improvement,” said Brian X. Tierney, President and Chief Executive Officer. “While we’ve faced a number of headwinds this year, our entire team has responded to deliver results consistent with our financial commitments. I am proud of the progress we have made this year.”

FirstEnergy narrowed its 2024 operating (non-GAAP) earnings guidance range to $2.61 to $2.71 per share, from its original range of $2.61 to $2.81 per share, reflecting lower customer demand from mild weather compared to normal, lower distribution revenues in Ohio as a result of the Electric Security Plan V order, and significantly higher storm restoration costs in the third quarter, partially offset by lower operating expenses.

The company increased its 2024 capital investment plan by $300 million to $4.6 billion, reflecting a 24% increase over 2023 levels.

“We experienced a series of unforeseen challenges in 2024, yet we remain on track to deliver against our five-year, $26 billion Energize365 capital investment program and our long-term 6% to 8% targeted annual earnings growth rate, which is based off the prior year mid-point of operating earnings guidance,” Tierney said.

Third Quarter Results
Third quarter 2024 results benefited from the company’s Energize365 investment plan, including rate base growth in distribution and transmission formula rate programs and the impact of base rate adjustments, along with higher weather-related sales, given the mild temperatures in 2023. These drivers were partially offset by higher storm restoration expenses, dilution related to the sale of the 30% interest in FirstEnergy Transmission, LLC, that closed on March 25, 2024, and lower tax benefits.

Total distribution deliveries increased 2.5% compared to the third quarter of 2023, reflecting cooling degree days that were 15% above last year, mainly associated with the mild temperatures in 2023, and 7% above normal. On a weather-adjusted basis, total distribution deliveries were essentially flat. Usage decreased 1.4% among residential customers, commercial usage was unchanged and industrial demand increased 2.1% compared to the third quarter of 2023.

Earlier this year, the company introduced new segment reporting to enhance transparency and align with its operating structure. Segment results for 2023 have been recast for comparative purposes.

Third quarter 2024 operating earnings in the Distribution segment increased $0.02 per share compared to the third quarter of 2023. Higher weather-related customer demand during the third quarter of 2024 was partially offset by lower distribution capital rider revenues resulting from the Ohio Companies’ Electric Security Plan V.

In the Integrated segment, third quarter operating earnings increased $0.09 per share compared to the third quarter of 2023, primarily due to the impact of base rate adjustments, rate base growth in formula rate investment programs, and higher weather-related distribution customer demand. These items were partially offset by higher storm restoration expenses.

In the Stand-Alone Transmission segment, third quarter 2024 operating earnings decreased $0.04 per share. When adjusted for the 30% sale of FirstEnergy Transmission, LLC, this segment’s operating results would have increased $0.02 per share for the quarter. Total rate base for this segment increased 10%, year over year, to $8.4 billion.

Third quarter 2024 operating results decreased in Corporate/Other by $0.10 per share as lower income tax benefits and lower planned earnings from the company’s legacy investment in the Signal Peak coal mine were partially offset by lower interest costs as a result of FirstEnergy Corp. debt redemptions.

Year-to-Date Results
For the first nine months of 2024, FirstEnergy reported GAAP earnings from continuing operations of $717 million, or $1.25 per basic share ($1.24 diluted), on revenue of $10.3 billion. This compares to GAAP earnings from continuing operations of $948 million, or $1.66 per basic share ($1.65 diluted), on revenue of $9.7 billion in the first nine months of 2023. GAAP results for both periods reflect the impact of special items listed below.

Operating (non-GAAP) earnings for the first nine months of 2024 were $1.96 per share, compared to $1.94 per share in the first nine months of 2023.

Operating results for the first nine months of 2024 reflect continued growth from the company’s regulated investment strategy, the impact of base rate adjustments, higher weather-related distribution sales mostly from the milder temperatures in 2023, and lower net interest expense compared to the first nine months of 2023. These factors more than offset the impact of higher storm restoration and planned operating expenses and the dilutive effect of the sale of the company’s 30% interest in FirstEnergy Transmission, LLC.

Consolidated GAAP Earnings Per Share from Continuing Operations (EPS) to Operating (Non-GAAP) EPS Reconciliation
	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2024	2023	2024	2023
Earnings Attributable to FirstEnergy Corp. from Continuing Operations (GAAP) - $M	$419	$421	$717	$948
Basic – Continuing Operations EPS (GAAP)	$0.73	$0.74	$1.25	$1.66
Excluding Special Items:
Asset retirement obligation regulatory change	—	—	0.28	—
Debt-related costs	—	—	0.12	0.05
Enhanced employee retirement and other related costs	0.01	0.07	0.01	0.10
Exit of generation	—	0.01	—	0.02
FE Forward cost to achieve	0.08	0.01	0.09	0.07
Investigation and other related costs	0.03	0.03	0.10	0.07
Mark-to-market adjustments – Pension/OPEB actuarial assumptions	—	—	—	(0.06)
Regulatory charges	—	0.02	0.03	0.03
Strategic transaction charges	—	—	0.08	—
Total Special Items	0.12	0.14	0.71	0.28
Operating EPS (Non-GAAP)	$0.85	$0.88	$1.96	$1.94

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS from Continuing Operations (GAAP) and Operating EPS (Non-GAAP) are based on 576 million shares for the Third Quarter of 2024, 575 million shares for the First Nine Months 2024 and 573 million shares for the Third Quarter and First Nine Months 2023.

Non-GAAP Financial Measures

We refer to certain financial measures, including Operating earnings (loss) and Operating earnings (loss) per share (EPS), including by segment, as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and exclude the impact of “special items,” on the following measures: Total revenues, Total operating expenses, Total other expense, and Earnings (loss) attributable to FirstEnergy Corp. from continuing operations, as included in the table above. Operating earnings (loss) and Operating EPS, including by segment, also exclude the impact of Discontinued Operations. Management uses these non-GAAP financial measures to evaluate the company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Operating EPS is EPS attributable to FirstEnergy Corp. from Continuing Operations (GAAP), as reconciled in the above table. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Operating EPS is calculated by dividing Operating earnings (loss), which excludes special items and Discontinued Operations as discussed above, for the periods presented by the weighted average number of common shares outstanding in the respective period. Special Items for the period can be found in more detail in the Company’s Strategic and Financial Highlights, available at www.firstenergycorp.com/ir.

Forward-Looking Non-GAAP Measures
A reconciliation of forward-looking non-GAAP measures, including 2024 Operating EPS and long-term annual Operating EPS growth projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Operating EPS guidance and long-term annual Operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights presentation is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. It can be accessed through the Third Quarter 2024 Financial Results link. Important information may be disseminated initially or exclusively via the company’s Investor Information website; investors should consult the site to access this information.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 9:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the Investor Information website by selecting the Third Quarter 2024 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its electric distribution companies form one of the nation's largest investor-owned electric systems, serving more than six million customers in Ohio, Pennsylvania, New Jersey, West

Virginia, Maryland and New York. The company’s transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com and on X @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, and climate change; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to employee, environmental, social and corporate governance opportunities, improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the legacy coal combustion residual rules that were finalized during 2024; changes to environmental laws and regulations, including, but not limited to, rules recently finalized by the Environmental Protection Agency and the Securities and Exchange Commission (“SEC”) related to climate change; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, generation resource planning, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in FirstEnergy's other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.
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